Provident Financial Services, Inc. Announces Increased Quarterly Earnings and Declares Quarterly Cash Dividend

JERSEY CITY, NJ, July 30, 2010 - Provident Financial Services, Inc. (NYSE:PFS) (the “Company”) reported net income of $12.9 million, or $0.23 per basic and diluted share for the quarter ended June 30, 2010, compared to net income of $6.3 million, or $0.11 per basic and diluted share for the quarter ended June 30, 2009.

For the six months ended June 30, 2010, the Company reported net income of $24.1 million, or $0.43 per basic and diluted share.  Excluding a non-cash goodwill impairment charge recorded in the first quarter of 2009, net operating income for the six months ended June 30, 2009 was $15.2 million, or $0.27 per basic and diluted share.  The Company recognized a $152.5 million, or $2.71 per share goodwill impairment charge during the quarter ended March 31, 2009.  This accounting charge resulted in a net loss of $137.3 million, or $2.44 per basic and diluted share for the six months ended June 30, 2009.

The second quarter and year-to-date results for the period ended June 30, 2010 benefitted from lower funding costs, with net interest income increasing $9.0 million and $15.8 million, respectively, compared with the same periods in 2009.  This improvement was partially offset by increases in the provision for loan losses of $3.2 million and $6.4 million for the three and six months ended June 30, 2010, respectively, compared with the same periods in 2009, due to increases in non-performing loans, downgrades in credit risk ratings, and an increase in commercial loans as a percentage of the total loan portfolio.  In addition, prior year earnings and per share data for the three and six months ended June 30, 2009 were impacted by an industry-wide special assessment imposed by the FDIC as part of a plan to restore the deposit insurance fund.  The cost of this special assessment to the Company in the second quarter of 2009 was $1.9 million, or $0.03 per basic and diluted share, net of tax.

Christopher Martin, Chairman, President and Chief Executive Officer, commented, “While we are pleased with the continued improvements in our net interest margin, efficiency ratio and net income, we recognize that the regional economy continues to struggle, as high unemployment rates and lower real estate values contribute to a stagnant business climate and diminished loan demand.  We remain committed to working with our customers to assist them through this difficult period with individualized solutions to meet their financial needs, while remaining true to our conservative credit standards.  We are likewise pleased to continue providing our stockholders with another quarterly cash dividend.”  Martin continued, “With financial regulatory reforms recently signed into law, we will undoubtedly encounter additional hurdles as we assess the impact of the significant regulations that will emanate from this legislation.  However, with our strong capital and liquidity levels, we believe we are well positioned to meet these challenges.”

Declaration of Quarterly Dividend

The Company’s Board of Directors declared a quarterly cash dividend of $0.11 per common share payable on August 31, 2010, to stockholders of record as of the close of business on August 16, 2010.

Balance Sheet Summary

Total assets at June 30, 2010 were $6.82 billion, a decrease of $12.7 million from $6.84 billion at December 31, 2009, due primarily to decreases in securities available for sale, loans, and other assets, partially offset by an increase in cash and cash equivalents.

Cash and cash equivalents increased $148.2 million to $272.0 million at June 30, 2010, from $123.7 million at December 31, 2009.  The increase was due to proceeds derived from repayments, sales and maturities in the investment and loan portfolios, and deposit inflows. The Company will continue to utilize these balances to fund loan originations, investment purchases and the repayment of maturing borrowings.

Total investments decreased $72.8 million, or 4.3%, during the six months ended June 30, 2010.  The decrease was primarily due to principal repayments on mortgage-backed securities, maturities and sales.  The Company sold $18.1 million of Agency-guaranteed mortgage-backed securities as part of its interest rate risk management process during the first quarter of 2010, resulting in net gains of $817,000.

The Company’s net loans decreased $57.8 million, or 1.3%, to $4.27 billion at June 30, 2010, from $4.32 billion at December 31, 2009.  Loan originations totaled $497.3 million and loan purchases totaled $37.6 million for the six months ended June 30, 2010.  Compared with December 31, 2009, residential mortgage loans decreased $59.2 million, construction loans decreased $52.7 million, consumer loans decreased $20.6 million, and commercial loans decreased $40.8 million, while multi-family loans and commercial mortgage loans increased $63.6 and $53.0 million, respectively.  The decrease in residential mortgage loans was due in part to the sale of $11.0 million of newly originated 30-year fixed-rate loans as part of the Company’s ongoing interest rate risk management process.  Commercial real estate, construction and commercial loans represented 53.8% of the loan portfolio at June 30, 2010, compared to 52.5% at December 31, 2009.

At June 30, 2010, the Company’s unfunded loan commitments totaled $745.1 million, including $353.9 million in commercial loan commitments, $72.0 million in construction loan commitments and $32.9 million in commercial mortgage commitments.  Unfunded loan commitments at March 31, 2010 were $703.1 million.

Other assets decreased $24.3 million, or 27.8%, to $63.3 million at June 30, 2010, from $87.6 million at December 31, 2009, primarily due to the settlement of equity fund redemptions that were pending as of December 31, 2009, the amortization of prepaid FDIC insurance, and income tax accruals.

Total deposits at June 30, 2010 were $4.9 billion, an increase of $7.2 million from December 31, 2009.  Core deposits, consisting of savings and demand deposit accounts, increased $137.8 million, or 4.1%, to $3.53 billion at June 30, 2010, compared with December 31, 2009.  The majority of the core deposit increase occurred in retail and business checking deposits.  Time deposits decreased $130.5 million, or 8.7%, to $1.38 billion at June 30, 2010, with the majority of the decrease occurring in the 15-month and shorter maturity categories.  The Company remains focused on cultivating core deposit relationships, while strategically permitting the run-off of certain higher-cost, single-service time deposits. Core deposits represented 71.9% of total deposits at June 30, 2010, compared to 69.2% at December 31, 2009.

Borrowed funds were reduced by $43.9 million, or 4.4%, during the six months ended June 30, 2010, to $955.3 million, as the Company deployed excess liquidity arising from increased core deposit funding, and cash inflows from the loan and investment portfolios.  Borrowed funds represented 14.0% of total assets at June 30, 2010, a reduction from 14.6% at December 31, 2009.

Common stock repurchases for the six months ended June 30, 2010 totaled 16,000 shares at an average cost of $10.77 per share.  At June 30, 2010, 2.1 million shares remained eligible for repurchase under the current Board authorization.  At June 30, 2010, book value per share and tangible book value per share were $15.20 and $9.26, respectively, compared with $14.79 and $8.80, respectively, at December 31, 2009.

Results of Operations

Net Interest Margin

The net interest margin for the quarter ended June 30, 2010 was 3.48%, an increase of 13 basis points and 52 basis points, from 3.35% for the quarter ended March 31, 2010, and from 2.96% for the quarter ended June 30, 2009, respectively.  The increase in the net interest margin for the three months ended June 30, 2010, versus the trailing quarter and the quarter ended June 30, 2009, was primarily attributable to decreases in the cost of interest-bearing liabilities.  The weighted average yield on interest-earning assets was 4.81% for the three months ended June 30, 2010, compared with 4.80% for the trailing quarter and 4.96% for the three months ended June 30, 2009.  The weighted average cost of interest-bearing liabilities was 1.51% for the quarter ended June 30, 2010, compared with 1.64% for the trailing quarter and 2.27% for the second quarter of 2009.  The average cost of deposits for the three months ended June 30, 2010 was 1.13%, compared with 1.26% for the trailing quarter and 1.93% for the same period last year.  The average cost of borrowings for the three months ended June 30, 2010 was 3.27%, compared with 3.36% for the trailing quarter and 3.60% for the same period last year.

For the six months ended June 30, 2010, the net interest margin increased 39 basis points to 3.42%, compared with 3.03% for the six months ended June 30, 2009.  The weighted average yield on interest-earning assets declined 28 basis points to 4.80% for the six months ended June 30, 2010, compared with 5.08% for the six months ended June 30, 2009, however the weighted average cost of interest-bearing liabilities declined 75 basis points to 1.58% for the six months ended June 30, 2010, compared with 2.33% for the same period in 2009.  The average cost of deposits for the six months ended June 30, 2010 was 1.19%, compared with 1.99% for the same period last year.  The average cost of borrowings for the six months ended June 30, 2010 was 3.32%, compared with 3.53% for the same period last year.

Non-Interest Income

Non-interest income totaled $8.0 million for the quarter ended June 30, 2010, a decrease of $892,000 compared to the same period in 2009.  Fee income for the quarter ended June 30, 2010 decreased $548,000, or 8.5%, compared to the same period in 2009, primarily as a result of a decrease in equity fund income due to the redemption of equity fund holdings in late 2009.  In addition, net gains on securities transactions declined $992,000 for the quarter ended June 30, 2010, compared with the same quarter in 2009.  Furthermore, the Company recognized net other-than-temporary impairment charges on investment securities of $170,000 and $801,000 in the second quarters of 2010 and 2009, respectively.  The impairment charge recognized in 2010 related to an investment in a non-Agency mortgage-backed security and in 2009, the charge related to an investment in a non-Agency mortgage-backed security and the common stock of two publicly traded financial institutions.  Income related to Bank-owned life insurance increased $478,000 for the three month period ended June 30, 2010, compared to the same period in 2009, as a result of the receipt of policy claim proceeds.  Other income for the quarter ended June 30, 2010 totaled $397,000, a decrease of $461,000 compared to the same period in 2009.  The decrease in other income was attributable to a reduction in gains resulting from fewer loan sales and a non-recurring gain recognized on the sale of a Bank-owned parcel of land in 2009.

For the six months ended June 30, 2010, non-interest income totaled $16.0 million, an increase of $151,000, or 1.0%, compared to the same period in 2009.  Income related to Bank-owned life insurance increased $707,000 for the three month period ended June 30, 2010, compared to the same period in 2009, as a result of appreciation in the cash surrender value and the receipt of policy claim proceeds.  The Company recognized net other-than-temporary impairment charges of $170,000 and $801,000 during the six months ended June 30, 2010 and 2009, respectively.  Other income declined by $750,000 for the six months ended June 30, 2010, compared with the same period in 2009, primarily as a result of a reduction in gains resulting from fewer loan sales and a non-recurring gain recognized on the sale of a Bank-owned parcel of land in 2009.  In addition, net gains on securities transactions declined $362,000 for the six months ended June 30, 2010, compared with the same period in 2009.  These net gains on securities transactions totaled $817,000 for the six months ended June 30, 2010, compared with net gains of $1.2 million for the same period in 2009.

Non-Interest Expense

For the three months ended June 30, 2010, non-interest expense decreased $4.2 million, or 11.1%, to $33.9 million, compared to $38.2 million for the three months ended June 30, 2009.  FDIC insurance expense decreased $3.2 million for the three months ended June 30, 2010, compared with the same period in 2009.  In the prior year period, a special assessment was imposed on the Company as part of an industry-wide plan to restore the deposit insurance fund.  The FDIC special assessment of $3.1 million was accrued during the quarter ended June 30, 2009 and paid September 30, 2009.  In addition, other operating expenses decreased $1.0 million for the quarter ended June 30, 2010, compared with the same period last year, primarily due to costs incurred in connection with the dissolution of a real estate development joint venture in 2009.  Amortization of intangibles decreased $290,000 for the three months ended June 30, 2010, compared with the same period of 2009, as a result of scheduled reductions in core deposit intangible amortization and the non-recurring acceleration in core deposit intangible amortization related to the sale of branches in 2009.  Partially offsetting these decreases, compensation and benefits expense increased $502,000 for the three months ended June 30, 2010, compared with the same period in 2009, due to severance costs related to a structural realignment of the retail banking network, and an increased accrual for incentive compensation.

Non-interest expense for the six months ended June 30, 2010 was $68.7 million.  Excluding the $152.5 million non-cash goodwill impairment charge recorded in the first quarter of 2009, non-interest expense decreased $2.8 million, or 3.9%, from $71.4 million for the six months ended June 30, 2009.  FDIC insurance expense decreased $1.5 million for the six months ended June 30, 2010, compared with the same period in 2009. The decrease was due to the $3.1 million FDIC special assessment in the prior year, discussed previously, partially offset by an increase in expense resulting from an increase in premium rates and a larger deposit base subject to assessment.  In addition, amortization of intangibles decreased $781,000 for the six months ended June 30, 2010, compared with the same period of 2009, as a result of scheduled reductions in core deposit intangible amortization and the non-recurring acceleration in core deposit intangible amortization related to the sale of branches in 2009.

Asset Quality

Total non-performing loans at June 30, 2010 were $93.2 million, or 2.15% of total loans, compared with $82.6 million, or 1.91% of total loans at March 31, 2010, $84.5 million, or 1.93% of total loans at December 31, 2009, and $63.9 million, or 1.47% of total loans at June 30, 2009.  The $10.6 million increase in non-performing loans at June 30, 2010, compared with the trailing quarter, was primarily attributable to a $5.5 million increase in non-performing residential mortgage loans, and a $4.8 million relationship with a healthcare practitioner and related entities secured by real estate and the business assets of the practice.  At June 30, 2010, impaired loans totaled $38.8 million with related specific reserves of $4.4 million, compared with impaired loans totaling $35.5 million with related specific reserves of $5.9 million at March 31, 2010.  At June 30, 2010, the Company’s allowance for loan losses was 1.42% of total loans, compared with 1.36% of total loans at March 31, 2010, 1.39% of total loans at December 31, 2009 and 1.19% of total loans at June 30, 2009.

The Company recorded provisions for loan losses of $9.0 million and $18.0 million for the three and six months ended June 30, 2010, respectively, compared with provisions of $5.8 million and $11.6 million for the three and six months ended June 30, 2009, respectively.  For the three and six months ended June 30, 2010, the Company had net charge-offs of $6.5 million and $17.3 million, respectively, compared with net charge-offs of $6.2 and $7.3 million, respectively, for the same periods in 2009.  The allowance for loan losses increased $746,000 to $61.5 million at June 30, 2010, from $60.7 million at December 31, 2009.  The increase in the loan loss provision for the three and six months ended June 30, 2010, compared with the same periods in 2009, was attributable to an increase in non-performing loans, downgrades in credit risk ratings and an increase in commercial loans as a percentage of the loan portfolio to 53.8% at June 30, 2010, from 49.4% at June 30, 2009.  At June 30, 2010, the Company held $4.7 million of foreclosed assets, compared with $6.4 million at December 31, 2009.

Income Tax Expense

For the three months ended June 30, 2010, the Company’s income tax expense was $4.2 million, compared with $1.7 million for the same period in 2009.  For the six months ended June 30, 2010, the Company’s income tax expense was $8.1 million, compared with $4.7 million for the same period in 2009.  The increase in income tax expense was attributable to higher pre-tax income and a higher effective tax rate. The Company’s effective tax rates were 24.7% and 25.1%, respectively, for the three and six months ended June 30, 2010, compared with 21.5% and 23.4%, excluding the impact of the goodwill impairment charge recognized in the first quarter of 2009, which was not tax deductible, for the three and six months ended June 30, 2009, respectively.  The increase in the effective tax rate is attributable to a higher projection of taxable income for the full year 2010.

About the Company

Provident Financial Services, Inc. is the holding company for The Provident Bank, a community-oriented bank offering a full range of retail and commercial loan and deposit products.  The Bank currently operates 81 full service branches throughout northern and central New Jersey.

Post Earnings Conference Call

Representatives of the Company will hold a conference call for investors at 10:00 a.m. Eastern Time on July 30, 2010 regarding highlights of the Company’s second quarter 2010 financial results.  The call may be accessed by dialing 1-800-860-2442 (Domestic) or 1-412-858-4600 (International).  Internet access to the call is also available (listen only) at www.providentnj.com by going to Investor Relations and clicking on Webcast.

Forward Looking Statements

Certain statements contained herein are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company advises readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Consolidated Statements of Condition
June 30, 2010 (Unaudited) and December 31, 2009
(Dollars in Thousands)

Assets	June 30, 2010	December 31, 2009

Cash and due from banks	$269,625	$120,823
Short-term investments	2,365	2,920
Total cash and cash equivalents	271,990	123,743

Investment securities held to maturity (fair value of
$344,009 at June 30, 2010 (unaudited) and $344,385
at December 31, 2009)	332,023	335,074
Securities available for sale, at fair value	1,261,767	1,333,163
Federal Home Loan Bank stock	35,878	34,276

Loans	4,327,175	4,384,194
Less allowance for loan losses	61,490	60,744
Net loans	4,265,685	4,323,450

Foreclosed assets, net	4,725	6,384
Banking premises and equipment, net	73,326	76,280
Accrued interest receivable	24,910	25,797
Intangible assets	355,855	358,058
Bank-owned life insurance	134,049	132,346
Other assets	63,279	87,601
Total assets	$6,823,487	$6,836,172

Liabilities and Stockholders’ Equity
Deposits:
Demand deposits	$2,636,055	$2,522,732
Savings deposits	893,287	868,835
Certificates of deposit of $100,000 or more	427,785	469,313
Other time deposits	949,289	1,038,297
Total deposits	4,906,416	4,899,177

Mortgage escrow deposits	21,203	18,713
Borrowed funds	955,293	999,233
Other liabilities	29,616	34,494
Total liabilities	5,912,528	5,951,617

Stockholders' Equity:
Preferred stock, $0.01 par value,
50,000,000 shares authorized, none issued	—	—
Common stock, $0.01 par value, 200,000,000 shares authorized,
83,209,293 shares issued and 59,923,598 shares outstanding at
June 30, 2010 , and 59,821,850 shares outstanding at
December 31, 2009	832	832
Additional paid-in capital	1,016,032	1,014,856
Retained earnings	318,585	307,751
Accumulated other comprehensive income	20,865	7,731
Treasury stock at cost	(385,096)	(384,973)
Unallocated common stock held by Employee Stock
Ownership Plan	(60,259)	(61,642)
Common Stock acquired by the Directors’ Deferred Fee Plan	(7,528)	(7,575)
Deferred compensation – Directors’ Deferred Fee Plan	7,528	7,575
Total stockholders’ equity	910,959	884,555
Total liabilities and stockholders’
equity	$6,823,487	$6,836,172

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Consolidated Statements of Operations
Three and Six Months Ended June 30, 2010 and 2009 (Unaudited)
(Dollars in Thousands, Except Per Share Data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
	(Unaudited)		(Unaudited)
Interest income:
Real estate secured loans	$40,220	$39,675	$79,934	$80,280
Commercial loans	10,170	10,570	20,507	21,068
Consumer loans	7,126	7,923	14,402	16,097
Investment securities	3,218	3,343	6,467	6,792
Securities available for sale and FHLB stock	11,205	10,668	22,966	21,379
Other short-term investments	—	5	—	12
Deposits	72	117	142	117
Federal funds sold	—	11	—	24
Total interest income	72,011	72,312	144,418	145,769

Interest expense:
Deposits	12,264	19,759	25,770	39,329
Borrowed funds	7,606	9,388	15,739	19,344
Total interest expense	19,870	29,147	41,509	58,673
Net interest income	52,141	43,165	102,909	87,096

Provision for loan losses	9,000	5,800	18,000	11,600

Net interest income after
provision for loan losses	43,141	37,365	84,909	75,496

Non-interest income:
Fees	5,918	6,466	11,620	11,695
Bank-owned life insurance	1,828	1,350	3,226	2,519
Net gain on securities transactions	—	992	817	1,179

Other-than-temporary impairment losses on securities	(3,116)	(5,466)	(3,116)	(5,466)
Portion of loss recognized in other comprehensive income (before taxes)	2,946	4,665	2,946	4,665
Net impairment losses on securities recognized in earnings	(170)	(801)	(170)	(801)

Other income	397	858	489	1,239
Total non-interest income	7,973	8,865	15,982	15,831

Non-interest expense:
Goodwill impairment	—	—	—	152,502
Compensation and employee benefits	17,286	16,784	34,825	34,261
Net occupancy expense	4,918	4,912	10,058	10,304
Data processing expense	2,241	2,300	4,525	4,656
FDIC Insurance	1,735	4,934	3,834	5,360
Advertising and promotion	1,216	1,356	1,886	2,030
Amortization of intangibles	1,021	1,311	2,124	2,905
Other operating expenses	5,514	6,555	11,411	11,931
Total non-interest expense	33,931	38,152	68,693	223,949
Income (loss) before income tax expense	17,183	8,078	32,198	(132,622)
Income tax expense	4,243	1,733	8,071	4,652
Net income (loss)	$12,940	$6,345	$24,127	$(137,274)

Basic earnings (loss) per share	$0.23	$0.11	$0.43	$(2.44)
Average basic shares outstanding	56,531,596	56,240,798	56,494,570	56,205,182

Diluted earnings (loss) per share	$0.23	$0.11	$0.43	$(2.44)
Average diluted shares outstanding	56,531,596	56,240,798	56,494,570	56,205,182

PROVIDENT FINANCIAL SERVICES, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Dollars in thousands, except share data) (Unaudited)
	At or for the Three Months Ended June 30,		At or for the Six Months Ended June 30,

	2010	2009	2010	2009
STATEMENTS OF OPERATIONS:
Net interest income	$52,141	$43,165	$102,909	$87,096
Provision for loan losses	9,000	5,800	18,000	11,600
Non-interest income	7,973	8,865	15,982	15,831
Non-interest expense (1)	33,931	38,152	68,693	71,447
Operating income before income tax expense (2)	17,183	8,078	32,198	19,880
Operating income (2)	12,940	6,345	24,127	15,228
Goodwill impairment charge	—	—	—	152,502
Net income (loss)	12,940	6,345	24,127	(137,274)
Operating basic and diluted earnings per share (1)	$0.23	$0.11	$0.43	$0.27
Per share impact of goodwill impairment charge	—	—	—	$(2.71)
Basic and diluted earnings (loss) per share	$0.23	$0.11	$0.43	$(2.44)
Interest rate spread	3.30%	2.69%	3.22%	2.75%
Net interest margin	3.48%	2.96%	3.42%	3.03%

PROFITABILITY:
Annualized return on average assets (1)	0.77%	0.39%	0.72%	0.47%
Annualized return on average equity (1)	5.75%	2.91%	5.42%	3.24%
Annualized non-interest expense to average assets (1)	2.02%	2.34%	2.05%	2.20%
Efficiency ratio (1), (3)	56.44%	73.33%	57.78%	69.42%

ASSET QUALITY:
Non-accrual loans			$93,188	$63,880
90+ and still accruing loans			—	—
Non-performing loans			93,188	63,880
Foreclosed assets			4,725	5,459
Non-performing loans to
total loans			2.15%	1.47%
Non-performing assets to
total assets			1.43%	1.04%
Allowance for loan losses			$61,490	$51,994
Allowance for loan losses to
non-performing loans			65.98%	81.39%
Allowance for loan losses to
total loans			1.42%	1.19%

AVERAGE BALANCE SHEET DATA:
Assets	$6,744,427	$6,548,904	$6,769,403	$6,543,363
Loans, net	4,261,290	4,280,311	4,273,621	4,321,162
Earning assets	5,997,711	5,834,063	6,038,343	5,756,561
Core deposits	3,472,784	2,885,324	3,441,904	2,800,537
Borrowings	931,795	1,044,909	956,765	1,103,698
Interest-bearing liabilities	5,279,672	5,153,373	5,312,788	5,083,899
Stockholders’ equity	902,223	874,519	898,071	946,475
Average yield on interest-earning assets	4.81%	4.96%	4.80%	5.08%
Average cost of interest-bearing liabilities	1.51%	2.27%	1.58%	2.33%

Notes
(1) Excluding a $152.2 million non-cash goodwill impairment charge for the six months ended June 30, 2009.
(2) Operating Income Reconciliation
	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Net income (loss)	$12,940	$6,345	$24,127	$(137,274)
Goodwill impairment	—	—	—	152,502
Operating income	$12,940	$6,345	$24,127	$15,228

(3) Efficiency Ratio Calculation
	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Net interest income	$52,141	$43,165	$102,909	$87,096
Non-interest income	7,973	8,865	15,982	15,831
Total income	$60,114	$52,030	$118,891	$102,927

Non-interest expense (1)	$33,931	$38,152	$68,693	$71,447

Expense/Income:	56.44%	73.33%	57.78%	69.42%

Average Quarterly Balance
NET INTEREST MARGIN ANALYSIS
(Unaudited) (Dollars in thousands)	June 30, 2010				March 31, 2010
	Average			Average	Average			Average
	Balance		Interest	Yield/Cost	Balance		Interest	Yield/Cost
Interest-Earning Assets:
Deposits	$115,592		$72	0.25%	$112,734		$70	0.25%
Federal Funds Sold and
Other Short-Term Investments	2,682		-	0.01	2,710		-	0.01
Investment Securities (1)	333,329		3,218	3.86	336,894		3,249	3.89
Securities Available for Sale	1,250,489		10,843	3.47	1,309,491		11,272	3.44
Federal Home Loan Bank Stock	34,329		362	4.23	34,508		489	5.75
Net Loans (2)
Total Mortgage Loans	2,978,512		40,220	5.41	2,975,211		39,714	5.37
Total Commercial Loans	712,443		10,170	5.73	731,923		10,337	5.73
Total Consumer Loans	570,335		7,126	5.01	578,955		7,276	5.10
Total Interest-Earning Assets	5,997,711		72,011	4.81	6,079,426		72,407	4.80

Non-Interest-Earning Assets:
Cash and Due from Banks	94,960				52,839
Other Assets	651,756				662,391
Total Assets	$6,744,427				$6,794,656

Interest-Bearing Liabilities:
Demand Deposits	$2,065,300		4,798	0.93%	$2,029,446		4,898	0.98%
Savings Deposits	889,736		1,050	0.47	872,016		1,109	0.52
Time Deposits	1,392,841		6,416	1.85	1,462,797		7,499	2.08
Total Deposits	4,347,877		12,264	1.13	4,364,259		13,506	1.26

Total Borrowings	931,795		7,606	3.27	982,012		8,133	3.36
Total Interest-Bearing Liabilities	5,279,672		19,870	1.51	5,346,271		21,639	1.64

Non-Interest-Bearing Liabilities	562,532				554,512
Total Liabilities	5,842,204				5,900,783
Stockholders’ Equity	902,223				893,873
Total Liabilities & Stockholders’ Equity	$6,744,427				$6,794,656

Net interest income			$52,141				$50,768

Net interest rate spread				3.30%				3.16%
Net interest-earning assets	$718,039				$733,155

Net interest margin (3)				3.48%				3.35%
Ratio of interest-earning assets to
interest-bearing liabilities	1.14	x			1.14	x

(1) Average outstanding balance amounts shown are amortized cost.
(2) Average outstanding balances are net of the allowance for loan losses, deferred loan fees and expenses, loan premiums and discounts and include non-accrual loans.
(3) Annualized net interest income divided by average interest-earning assets.

The following table summarizes the net interest margin for the previous year, inclusive.

	6/30/10	3/31/10	12/31/09	9/30/09	6/30/09
	2nd Qtr.	1st Qtr.	4th Qtr.	3rd Qtr.	2nd Qtr.
Interest-Earning Assets:
Securities	3.34%	3.37%	3.40%	3.47%	3.64%
Net Loans	5.41%	5.40%	5.39%	5.40%	5.44%
Total Interest-Earning Assets	4.81%	4.80%	4.79%	4.84%	4.96%

Interest-Bearing Liabilities:
Total Deposits	1.13%	1.26%	1.47%	1.73%	1.93%
Total Borrowings	3.27%	3.36%	3.43%	3.50%	3.60%
Total Interest-Bearing Liabilities	1.51%	1.64%	1.83%	2.07%	2.27%

Interest Rate Spread	3.30%	3.16%	2.96%	2.77%	2.69%
Net Interest Margin	3.48%	3.35%	3.16%	3.01%	2.96%
Ratio of Interest-Earning Assets to
Interest-Bearing Liabilities	1.14x	1.14x	1.13x	1.13x	1.13x

Average YTD Balance
NET INTEREST MARGIN ANALYSIS
(Unaudited) (Dollars in thousands)	June 30, 2010				June 30, 2009
	Average			Average	Average			Average
	Balance		Interest	Yield/Cost	Balance		Interest	Yield/Cost
Interest-Earning Assets:
Deposits	$114,171		$142	0.25%	$94,146		$117	0.25%
Federal Funds Sold and
Other Short-Term Investments	2,696		—	0.01	46,745		36	0.15
Investment Securities (1)	333,610		6,467	3.88	340,871		6,792	3.99
Securities Available for Sale	1,279,827		22,115	3.46	916,553		20,522	4.48
Federal Home Loan Bank Stock	34,418		851	4.98	37,084		857	4.66
Net Loans (2)
Total Mortgage Loans	2,977,167		79,934	5.39	2,990,865		80,280	5.39
Total Commercial Loans	722,080		20,507	5.73	720,484		21,068	5.90
Total Consumer Loans	574,374		14,402	5.06	609,813		16,097	5.32
Total Interest-Earning Assets	6,038,343		144,418	4.80	5,756,561		145,769	5.08

Non-Interest-Earning Assets:
Cash and Due from Banks	74,016				86,595
Other Assets	657,044				700,207
Total Assets	$6,769,403				$6,543,363

Interest-Bearing Liabilities:
Demand Deposits	$2,047,472		9,696	0.95%	$1,458,679		11,130	1.45%
Savings Deposits	880,925		2,159	0.49	874,480		3,562	0.82
Time Deposits	1,427,626		13,915	1.97	1,647,042		24,637	3.02
Total Deposits	4,356,023		25,770	1.19	3,980,201		39,329	1.99

Total Borrowings	956,765		15,739	3.32	1,103,698		19,344	3.53
Total Interest-Bearing Liabilities	5,312,788		41,509	1.58	5,083,899		58,673	2.33

Non-Interest-Bearing Liabilities	558,544				512,989
Total Liabilities	5,871,332				5,596,888
Stockholders’ Equity	898,071				946,475
Total Liabilities & Stockholders’ Equity	$6,769,403				$6,543,363

Net interest income			$102,909				$87,096

Net interest rate spread				3.22%				2.75%
Net interest-earning assets	$725,555				$672,663

Net interest margin (3)				3.42%				3.03%
Ratio of interest-earning assets to
interest-bearing liabilities	1.14	x			1.13	x

(1) Average outstanding balance amounts shown are amortized cost

(2) Average outstanding balances are net of the allowance for loan losses, deferred loan fees and expenses, loan premiums and discounts andinclude non-accrual loans.

(3) Annualized net interest income divided by average interest-earning assets

The following table summarizes the YTD net interest margin for the previous three years, inclusive.

	Six Months Ended
	6/30/10	6/30/09	6/30/08
Interest-Earning Assets:
Securities	3.35%	3.95%	4.67%
Net Loans	5.40%	5.46%	5.83%
Total Interest-Earning Assets	4.80%	5.08%	5.56%

Interest-Bearing Liabilities:
Total Deposits	1.19%	1.99%	2.64%
Total Borrowings	3.32%	3.53%	3.95%
Total Interest-Bearing Liabilities	1.58%	2.33%	2.94%

Interest Rate Spread	3.22%	2.75%	2.62%
Net Interest Margin	3.42%	3.03%	2.98%
Ratio of Interest-Earning Assets to
Total Interest-Bearing Liabilities	1.14x	1.13x	1.14x